                                                                     EXHIBIT 4.6


                             ____________________

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of August 27, 1999

                                       to

                                   INDENTURE

                            Dated as of May 11, 1999

                                     among

                         VAIL RESORTS, INC., as Issuer,

                  the Guarantors named therein, as Guarantors,

                                      and

              UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                             ____________________

                               up to $300,000,000

                   8 3/4 % Senior Subordinated Notes due 2009

          FIRST SUPPLEMENTAL INDENTURE, dated as of August 27, 1999, among Vail Resorts, Inc., a Delaware corporation (the "Issuer"), the Guarantors named on the signature pages hereto (the "Guarantors"), Grand Teton Lodge Company, a Wyoming corporation and Larkspur Restaurant & Bar, LLC (together, the "Additional Guarantors"), and United States Trust Company of New York, as Trustee (the "Trustee").

          WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of May 11, 1999 (the "Indenture") providing for the issuance of up to $300,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2009 of the Company (the "Notes"); and

          WHEREAS, subsequent to the execution of the Indenture and the issuance of $200,000,000 aggregate principal amount of the Notes, each of the Additional Guarantors have become guarantors under the Credit Agreement; and

          WHEREAS, pursuant to and as contemplated by Section 4.18 and 9.01 of the Indenture, the parties hereto desire to execute and deliver this Supplemental Indenture for the purpose of providing for the Additional Guarantors to expressly assume all the obligations of a Guarantor under the Notes and the Indenture; and

          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                      I.

                            ASSUMPTION OF GUARANTEES

          The Additional Guarantors hereby expressly assume all of the obligations of a Guarantor under the Notes and the Indenture to the fullest extent required by the Indenture; and the Additional Guarantors may expressly exercise every right and power of a Guarantor under the Indenture with the same effect as if they had been named Guarantors therein.

                                      II.

                            MISCELLANEOUS PROVISIONS

          A.  Terms Defined.
              -------------

          For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

          B.  Indenture.
              ---------
          Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.
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                                      -2-


          C.  Governing Law.
              -------------

          THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          D.  Successors.
              ----------

          All agreements of the Company, the Guarantors and the Additional Guarantors in this First Supplemental Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

          E.  Duplicate Originals.
              -------------------

          The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
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                                      -3-

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                            Issuer:

                            VAIL RESORTS, INC.

                            By:  /s/  Martha Dugan Rehm
                                 -------------------------------
                                 Name:  Martha Dugan Rehm
                                 Title:  Senior Vice President
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                                      -4-

                            Guarantors:

                            GHTV, Inc.
                            Gillett Broadcasting of Maryland, Inc.
                            Gillett Broadcasting, Inc.
                            Gillett Group Management, Inc.
                            Vail Holdings, Inc.
                            The Vail Corporation
                            Beaver Creek Associates, Inc.
                            Beaver Creek Consultants, Inc.
                            Lodge Properties, Inc.
                            Piney River Ranch, Inc.
                            Vail Food Services, Inc.
                            Vail Resorts Development Company
                            Vail Summit Resorts, Inc.
                            Vail Trademarks, Inc.
                            Vail/Arrowhead, Inc.
                            Vail/Beaver Creek Resort Properties, Inc.
                            Beaver Creek Food Services, Inc.
                            Lodge Realty, Inc.
                            Vail Associates Consultants, Inc.
                            Vail Associates Holdings, Ltd.
                            Vail Associates Management Company
                            Vail Associates Real Estate, Inc.
                            Vail/Battle Mountain, Inc.
                            Keystone Conference Services, Inc.
                            Keystone Development Sales, Inc.
                            Keystone Food and Beverage Company
                            Keystone Resort Property Management Company
                            Property Management Acquisition Corp., Inc.
                            The Village at Breckenridge Acquisition Corp., Inc.

                            Each by its authorized officer:


                            By:  /s/ James P. Donohue
                                 --------------------------------
                                 Name:  James P. Donohue
                                 Title: Senior Vice President
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                                      -5-

                            Additional Guarantors:

                            GRAND TETON LODGE COMPANY

                            By:  /s/ Martha Dugan Rehm
                                 ------------------------------
                                 Name:  Martha Dugan Rehm
                                 Title:  Senior Vice President

                            LARKSPUR RESTAURANT & BAR, LLC


                            By:  /s/ Martha Dugan Rehm
                                 ------------------------------
                                 Name:  Martha Dugan Rehm
                                 Title:  Secretary

                            Trustee:

                            UNITED STATES TRUST COMPANY OF NEW YORK,
                             as Trustee

                            By:  /s/ Cynthia Chaney
                                 ---------------------------------
                                 Name:  Cynthia Chaney
                                 Title:  Assistant Vice President